Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-196298 and 333-205139) and the Registration Statements on Form S-8 (Nos. 333-50793, 333-133998, 333-157655, 333-191786 and 333-196515) of Ameren Corporation of our report dated February 28, 2017 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, Missouri
February 28, 2017